UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 24, 2017

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.

On July 24, 2017, Team, Inc. (“we,” “our,” “us,” “Team” or the “Company”) disseminated a press release announcing preliminary unaudited financial results for our second quarter ended June 30, 2017. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including the attached exhibit, is being furnished, and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any incorporation by reference language of such filing. By furnishing the information in this Current Report on Form 8-K (“Form 8-K”) and the attached exhibit, we are making no admission as to the materiality of any information in this Form 8-K or the exhibit.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 24, 2017, we announced our commitment to a cost savings initiative to take direct actions to reduce the overall cost structure of the Company given the ongoing weak and uncertain macro environment in the industries in which we operate. The cost savings initiative includes reductions to discretionary spending and the elimination of certain employee positions. Based upon estimates from our current planning model for the workforce reductions, we expect that such actions proposed to be taken would ultimately reduce our annual operating expenses by approximately $30 million, with the impact to operating results of those reduction synergies beginning in the third quarter of 2017. The resulting severance charges, which will be recorded in the third quarter of 2017, are expected to be approximately between $4 million to $6 million, substantially all of which will result in future cash expenditures. The Company expects to complete the cost savings initiative in the third quarter of 2017. Although management expects that cost savings will result from these actions, there can be no assurance that such results will be achieved.

Item 7.01 Regulation FD Disclosure.

On July 24, 2017, we issued a press release announcing certain matters disclosed in Items 2.05 and 8.01 of this Form 8-K. A copy of the release is attached hereto as Exhibit 99.1. The information in this Item 7.01, including the attached exhibit, is being furnished, and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act, or the Exchange Act, regardless of any incorporation by reference language of such filing. By furnishing the information in this Form 8-K and the attached exhibit, we are making no admission as to the materiality of any information in this Form 8-K or the exhibit.

Item 8.01 Other Events.

Credit Agreement Amendment

On July 24, 2017, the Company announced that it has negotiated an amendment to its credit agreement governing its revolving credit facility (“Credit Facility”) primarily conditioned upon the completion of a financing transaction with net proceeds not less than $150 million (the “Financing Transaction”) which proceeds would be used to pay down our borrowings under the Credit Facility. The Company currently expects to meet this condition by August 4, 2017. The amendment will, among other things, eliminate the maximum total leverage covenants through the remainder of 2017, reduce the aggregate revolving commitment to $300 million, add a borrowing availability test (based on eligible accounts, inventory and fixed assets) and further amend the financial covenants under the Credit Facility.

As currently contemplated, the financial covenants, as amended, will require the Company, effective as of June 30, 2017, to maintain a maximum ratio of consolidated funded debt to consolidated EBITDA (as defined the agreement governing the Credit Facility) (the “maximum total leverage ratio”) and a maximum ratio of senior secured debt to consolidated EBITDA (the “senior secured leverage ratio”) based on the tables below:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
June 30, 2017, September 30, 2017 and December 31, 2017	N/A
March 31, 2018	4.50 to 1.00
June 30, 2018	4.25 to 1.00
September 30, 2018 and each Fiscal Quarter thereafter	4.00 to 1.00

Fiscal Quarter Ending	Maximum Senior Secured Leverage Ratio
September 30, 2017	4.75 to 1.00
December 31, 2017	4.25 to 1.00
March 31, 2018	3.75 to 1.00
June 30, 2018	3.25 to 1.00
September 30, 2018 and each Fiscal Quarter thereafter	3.00 to 1.00

Additionally, effective June 30, 2017, and as of the end of each fiscal quarter thereafter, the Company must maintain an interest coverage ratio of not less than 3.00 to 1.00. The amendment will eliminate the maximum total leverage ratio covenant until the quarter ended March 31, 2018.

As currently negotiated, the amendment to the Credit Facility will provide for payment of an amendment consent fee to those lenders executing the Sixth Amendment. If we are unable to complete the amendment, we would not be in compliance with our current financial covenants as of June 30, 2017. At June 30, 2017, outstanding borrowings under the revolving credit facility and term loan facility were $222 million and $160 million, respectively. In addition, there were outstanding stand-by letters of credit totaling $20 million at June 30, 2017.

Cancellation of At-The-Market Offering Program

On July 24, 2017, the Company announced its intention to terminate its $150 million “at-the-market” equity offering program (the “ATM Program”) following the completion of the Financing Transaction. Following the completion of the Financing Transaction, the Company will make no further sales of shares under the ATM Program. From November 2016, when the ATM Program was announced, until December 2016, approximately 168,000 shares of common stock were sold under the ATM Program, generating $6 million in proceeds. No shares were sold during the first half of 2017.

Risk Factors Supplement

As part of the filing of this Form 8-K, the Company intends to revise and supplement its risk factors, including those contained in its periodic reports filed with the Securities and Exchange Commission pursuant to the Exchange Act, including those under the heading, “Part I, Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 16, 2017 (the “2016 Form 10-K”). The risk factors below should be considered together with the other risk factors described in the 2016 Form 10-K . Capitalized terms not otherwise defined in this Item 8.01 have the meanings ascribed to them in the 2016 Form 10-K.

Improvements in operating results from expected savings in operating costs from our recently proposed reduction in workforce and other cost saving initiatives may not be realized in the estimated amounts, may take longer to be realized, or could be realized only for a limited period.

In order to address the reduction in revenues and operating income we have experienced over the past twelve months, we have recently commenced actions that will result in reductions in our workforce by eliminating certain employee positions and implementing other cost saving initiatives. Based upon estimates from our current planning model for these reductions, we expect that such actions proposed to be taken would reduce our annual operating expenses by approximately $30 million, with the impact to operating results of those reduction synergies beginning in the third quarter of 2017. Due to numerous factors or future developments, we may not achieve those estimated cost reductions in such amounts or the benefits of the cost reductions may be delayed. These factors or future developments could include (i) the incurrence of higher than expected costs or delays in reassigning and retraining remaining employees or outsourcing or eliminating duties and functions of eliminated employees, (ii) unanticipated delays in discharging employees in eliminated positions as a result of regulatory or legal limitations on employee terminations in certain jurisdictions, (iii) actual savings differing from anticipated cost savings, and (iv) additional expenses as a result of the cost saving initiatives.

We may also decide to reduce, suspend or terminate our workforce reduction plan and other cost saving initiatives at any time before achieving the estimated cost savings or after a limited period of time. The elimination of current employees can also result in increased future costs in hiring, training and mobilizing new employees or rehires in the event of a future increase in demand for the Company’s services resulting in a slower recovery of results from operations. Our initiatives may negatively affect our ability to retain and attract qualified personnel, who may experience uncertainty about their future roles with the Company.

It is possible that these initiatives may have unintended adverse impacts on the Company or otherwise disrupt normal operations, which could result in unfavorable impacts to our operating results.

Our operations and properties are subject to extensive environmental, health and safety regulations.

We are subject to a variety of U.S. federal, state, local and international laws and regulations relating to the environment, and worker health and safety. These laws and regulations are complex, change frequently, are becoming increasingly stringent, and can impose substantial sanctions for violations or require operational changes that may limit our services. We must conform our operations to comply with applicable regulatory requirements and adapt to changes in such requirements in all locations in which we operate. These requirements can be expected to increase the overall costs of providing our services over time. Some of our services involve handling or monitoring highly regulated materials, including VOCs or hazardous wastes. Environmental laws and regulations generally impose limitations and standards for the characterization, handling and disposal of regulated materials and require us to obtain permits and comply with various other requirements. The improper characterization, handling, or disposal of regulated materials or any other failure by us to comply with increasingly complex and strictly-enforced federal, state, local, and international environmental, health and safety laws and regulations or associated permits could subject us to the assessment of administrative, civil and criminal penalties, the imposition of investigatory or remedial obligations, or the issuance of injunctions that could restrict or prevent our ability to operate our business and complete contracted services. A defect in our services or faulty workmanship could result in an environmental liability if, as a result of the defect or faulty workmanship, a contaminant is released into the environment. In addition, the modification or interpretation of existing environmental, health and safety laws or regulations, the more vigorous enforcement of existing laws or regulations, or the adoption of new laws or regulations may also negatively impact industries in which our customers operate, which in turn could have a negative impact on us.

Climate change legislation or regulations restricting emissions of “greenhouse gases” could result in reduced demand for our services and products.

There has been an increased focus in the last several years on climate change in response to findings that emissions of carbon dioxide, methane and other greenhouse gases present an endangerment to public health and the environment. As a result, there have been a variety of regulatory developments, proposals or requirements and legislative initiatives that have been introduced in the United States (and other parts of the world) that are focused on restricting the emission of greenhouse gases. The adoption of new or more stringent legislation or regulatory programs limiting greenhouse gas emissions from customers for whom we provide repair and maintenance services could affect demand for our products and services. Further, some scientists have concluded that increasing greenhouse gas concentrations in the atmosphere may produce physical effects, such as increased severity and frequency of storms, droughts, floods and other climate events. Such climate events have the potential to adversely affect our operations or those of our customers, which in turn could have a negative effect on us.

Forward Looking Statements

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company’s Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including projected cost savings, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit number	Description

99.1	Team, Inc.’s Press Release Issued July 24, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Greg L. Boane
Greg L. Boane
Executive Vice President and Chief Financial Officer
Dated: July 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Team, Inc.’s Press Release Issued July 24, 2017.